Exhibit 32
WRITTEN STATEMENT OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, the President and Chief Executive Officer, the Executive Vice President Accounting, Administration and Corporate Secretary, and the Chief Financial Officer of Washington Real Estate Investment Trust (“WRIT”), each hereby certifies on the date hereof, that:

(a)
the Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of WRIT.

DATE:	November 7, 2012	/s/ George F. McKenzie
George F. McKenzie
Chief Executive Officer

DATE:	November 7, 2012	/s/ Laura M. Franklin
Laura M. Franklin
Executive Vice President
Accounting, Administration and Corporate Secretary
(Principal Accounting Officer)

DATE:	November 7, 2012	/s/ William T. Camp
William T. Camp
Chief Financial Officer
(Principal Financial Officer)